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                                                                    Exhibit 16.1

October 20, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

We have read the statements made by Elgin National Industries, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K dated October 19, 1998. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,



/s/ PricewaterhouseCoopers L.L.P